Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Ed Arditte
	609-720-4261	609-720-4621
Antonella Franzen
609-720-4665

TYCO INTERNATIONAL REPORTS THIRD QUARTER EARNINGS
 FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS OF $0.58 PER SHARE AND GAAP EARNINGS OF $0.51 PER SHARE

($ millions, except per-share amounts)

	Q3 2009	Q3 2008	% Change
Revenue	$4,240	$5,215	(19)%
Income from Continuing Operations	$243	$199	22%
Diluted EPS from Continuing Operations	$0.51	$0.41
Special Items	$(0.07)	$(0.47)
Income from Continuing Ops Before Special Items	$278	$429	(35)%
Diluted EPS from Continuing Ops Before Special Items	$0.58	$0.88	(34)%

SCHAFFHAUSEN, Switzerland — July 30, 2009 — Tyco International Ltd. (NYSE: TYC) today reported $0.51 in diluted earnings per share (EPS) from continuing operations for the fiscal third quarter of 2009 and diluted EPS from continuing operations before special items of $0.58 per share.  Revenue in the quarter of $4.2 billion declined 19% versus the prior year.  Organic revenue declined 12%, with approximately five percentage points of the decline coming from the Electrical and Metal Products business.

“Our third-quarter results reflect the good progress we are making in reducing our cost structure in this challenging environment,” said Tyco Chairman and CEO Ed Breen. “Our service business, including our recurring revenue, represented 40% of total revenue and continues to grow organically, providing us with steady and predictable revenue.  With our strong balance sheet and cash flow performance, we continue to invest in our businesses for long-term growth.”

Organic revenue, free cash flow, operating income before special items, operating margin before special items and income and diluted EPS from continuing operations before special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  Additional schedules as well as Third Quarter Review slides can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  Beginning in the first quarter of fiscal 2009, certain businesses within the ADT Worldwide and Fire Protection Services segments were realigned, resulting in changes to historical segment performance.  The revenue and operating income results shown below have been adjusted to reflect these changes.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the fiscal third quarter of 2008 unless otherwise indicated.

ADT Worldwide

	Q3 2009	Q3 2008	% Change
Revenue	$1,730	$1,927	(10)%
Operating Income	$233	$237	(2)%
Operating Margin	13.5%	12.3%
Special Items	$(12)	$(30)
Operating Income Before Special Items	$245	$267	(8)%
Operating Margin Before Special Items	14.2%	13.9%

Revenue of $1.7 billion declined 10% due to changes in foreign currency rates and an organic revenue decline of 5%.  Recurring revenue grew 4% organically with growth in all geographic regions.  Systems installation and service revenue declined 15% organically mostly due to weakness in North America and Europe as a result of continuing lower sales to commercial customers.

Operating income was $233 million and the operating margin was 13.5%.  Special items of $12 million resulted from restructuring activities.  Operating income before special items of $245 million decreased $22 million, which included a $12 million negative foreign currency impact.  The operating margin before special items improved 30 basis points to 14.2%.

Flow Control

	Q3 2009	Q3 2008	% Change
Revenue	$954	$1,132	(16)%
Operating Income	$122	$152	(20)%
Operating Margin	12.8%	13.4%
Special Items	$(9)	$(3)
Operating Income Before Special Items	$131	$155	(15)%
Operating Margin Before Special Items	13.7%	13.7%

Revenue of $954 million declined 16% primarily due to changes in foreign currency rates with an organic revenue decline of 5%.  The Valves business grew 2% organically, which was offset by a 13% organic revenue decline in Water and a 14% organic revenue decline in the Thermal Controls business.  Backlog of $1.6 billion decreased 4% (9% excluding currency) on a quarter sequential basis.

Operating income was $122 million and the operating margin was 12.8%.   Special items of $9 million resulted from restructuring activities.  Operating income before special items of $131 million decreased $24 million, which included a $20 million negative foreign currency impact.  The operating margin before special items was 13.7%.

Fire Protection Services

	Q3 2009	Q3 2008	% Change
Revenue	$856	$992	(14)%
Operating Income	$67	$99	(32)%
Operating Margin	7.8%	10.0%
Special Items	$(3)	$(1)
Operating Income Before Special Items	$70	$100	(30)%
Operating Margin Before Special Items	8.2%	10.1%

Revenue of $856 million declined 14% primarily due to changes in foreign currency rates with an organic revenue decline of 5%.  Service revenue declined 2% organically.  Installation revenue declined 7% organically, driven by continued softness in the North America and EMEA regions.

Backlog of $1.2 billion increased 1% (a 2% decline excluding currency) on a quarter sequential basis.

Operating income was $67 million and the operating margin was 7.8%.  Special items of $3 million resulted from restructuring activities.  Operating income before special items of $70 million decreased $30 million primarily due to lower volume and a $4 million negative foreign currency impact.  The operating margin before special items was 8.2%.

Electrical and Metal Products

	Q3 2009	Q3 2008	% Change
Revenue	$320	$652	(51)%
Operating (Loss)/Income	$(17)	$141	(112)%
Operating Margin	(5.3)%	21.6%
Special Items	$(10)	$(5)
Operating (Loss)/Income Before Special Items	$(7)	$146	(105)%
Operating Margin Before Special Items	(2.2)%	22.4%

Revenue of $320 million declined 51% with an organic revenue decline of 47%.   The decline was due to continued weak demand in end markets and significantly lower year over year steel prices. Volume declined 40% for steel products and 27% for copper products.

Electrical and Metal Products incurred an operating loss of $17 million.  Special items of $10 million included $7 million from restructuring activities and a $3 million divestiture loss.  The operating loss before special items of $7 million was due to the impact of lower volume and lower steel spreads.

Safety Products

	Q3 2009	Q3 2008	% Change
Revenue	$380	$511	(26)%
Operating Income	$34	$79	(57)%
Operating Margin	8.9%	15.5%
Special Items	$(11)	$(12)
Operating Income Before Special Items	$45	$91	(51)%
Operating Margin Before Special Items	11.8%	17.8%

Revenue of $380 million declined 26% with an organic revenue decline of 19% due to lower volume across the Fire Suppression, Electronic Security and Life Safety businesses. These businesses experienced weaker demand in end markets as well as lower distributor inventory levels.  Changes in foreign currency also negatively impacted results.

Operating income was $34 million and the operating margin was 8.9%.  Special items of $11 million resulted from restructuring activities.  Operating income before special items of $45 million decreased 51%, primarily due to lower volume.

OTHER ITEMS

•                  The GAAP tax rate for the quarter was 11.3% and the tax rate excluding special items was 13.4%.

•                  Corporate and Other expense was $100 million and included special items of $2 million from restructuring activities.

•                  The company incurred pre-tax charges totaling $44 million in the quarter which resulted from restructuring activities.

•                  Cash flow from operating activities was $662 million in the quarter.  The company had free cash flow of $367 million, which included cash payments of $102 million for restructuring and legacy legal matters.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers in more than 60 countries. Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products. Tyco had 2008 revenue of more than $20 billion and has approximately 110,000 employees worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

Management will discuss the company’s third quarter results for 2009 and outlook for the fourth quarter during a conference call and webcast today beginning at 8:30 a.m. EDT.  Today’s conference call for investors can be accessed in the following ways:

•                  At Tyco’s website: http://investors.tyco.com.

•                  By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 779-1532.  The telephone dial-in number for participants outside the United States is (773) 799-3896.  The participant code is TYCO.

•                  An audio replay of the conference call will be available beginning at 11:00 a.m. on July 30, 2009 and ending on August 7, 2009. The dial-in number for participants in the United States is (866) 395-9163. For participants outside the United States, the replay dial-in number is (203) 369-0499.

NON-GAAP MEASURES

“Organic revenue,” “free cash flow (outflow)” (FCF), “income from continuing operations before special items”, “earnings per share (EPS) from continuing operations before special items”,  “operating income before special items” and “operating margin before special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue is a useful measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue (the most comparable GAAP measure) and organic revenue (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year). Organic revenue is a useful measure of the company’s performance because it excludes items that: i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying results of the company’s existing businesses, such as acquisitions and divestitures. It may be used as a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue. This limitation is best addressed by using organic revenue in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation. The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It, or a measure that is based on it, may be used as a component in the company’s incentive compensation plans. The difference reflects the impact from:

• net capital expenditures,

• accounts purchased from ADT dealer network,

• cash paid for purchase accounting and holdback liabilities,

• voluntary pension contributions, and

• the sale of accounts receivable programs.

Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses. Voluntary pension contributions and the impact from the sale of accounts receivable programs are added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period. See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has presented its income and EPS from continuing operations before special items and operating income and margin before special items. Special Items include charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends of the company or business segment, as applicable. The company utilizes income and EPS from continuing operations before special items and operating income and margin before special items to assess overall operating performance and segment level core operating performance, as well as to provide insight to management in evaluating overall and segment operating plan execution and underlying market conditions. They may be used as significant components in the company’s incentive compensation plans. Operating income, operating margin, and income and EPS from continuing operations before special items are useful measures for investors because they permit more meaningful comparisons of the company’s underlying operating results and business trends between periods. The difference between income and EPS from continuing operations before special items and income and EPS from continuing operations (the most comparable GAAP measures) consists of the impact of charges and gains related to divestitures, acquisitions, restructurings, impairments, legacy legal and tax charges and other income or charges that may mask the underlying operating results and/or business trends. Operating income and margin before special items do not reflect any additional adjustments that are not reflected in income from continuing operations before special items.  The limitation of these measures is that they exclude the impact (which may be material) of items that increase or decrease the company’s reported operating income and margin and operating income and EPS from continuing operations. This limitation is best addressed by using the non-GAAP measures in combination with the most comparable GAAP measures in order to better understand the amounts, character and impact of any increase or decrease on reported results.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 26, 2008 and in the interim reports filed on Form 10-Q for subsequent quarterly periods.

#  #  #

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Quarter Ended		Nine Months Ended
	June 26,	June 27,	June 26,	June 27,
	2009	2008	2009	2008
Net revenue	$4,240	$5,215	$12,816	$14,915
Cost of sales	2,745	3,364	8,329	9,706
Selling, general and administrative expenses	1,124	1,234	3,464	3,605
Class action settlement, net	—	(7)	—	(7)
Separation costs	—	—	—	4
Goodwill and intangible asset impairments	—	—	2,705	—
Restructuring, asset impairment and divestiture charges, net	32	47	120	95
Operating income (loss)	$339	$577	$(1,802)	$1,512
Interest income	9	16	32	99
Interest expense	(74)	(91)	(225)	(323)
Other income (expense), net	1	(257)	12	(205)
Income (loss) from continuing operations before income taxes and minority interest	275	245	(1,983)	1,083
Income tax expense	(31)	(45)	(55)	(249)
Minority interest	(1)	(1)	(2)	(3)
Income (loss) from continuing operations	243	199	(2,040)	831
Income from discontinued operations, net of income taxes	44	277	37	288
Net income (loss)	$287	$476	$(2,003)	$1,119

Basic earnings per common share:
Income (loss) from continuing operations	$0.51	$0.41	$(4.31)	$1.71
Income from discontinued operations	0.10	0.58	0.08	0.59
Net income (loss)	$0.61	$0.99	$(4.23)	$2.30
Diluted earnings per common share:
Income (loss) from continuing operations	$0.51	$0.41	$(4.31)	$1.70
Income from discontinued operations	0.09	0.57	0.08	0.58
Net income (loss)	$0.60	$0.98	$(4.23)	$2.28

Weighted-average number of shares outstanding:
Basic	473	482	473	487
Diluted	475	486	473	491

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company’s Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 27, 2009.

TYCO INTERNATIONAL LTD.

RESULTS OF SEGMENTS

(in millions)

(Unaudited)

	Quarter Ended				Nine Months Ended
	June 26,		June 27,		June 26,		June 27,
	2009		2008		2009		2008
NET REVENUE
ADT Worldwide	$1,730		$1,927		$5,216		$5,750
Flow Control	954		1,132		2,840		3,230
Fire Protection Services	856		992		2,524		2,824
Electrical and Metal Products	320		652		1,066		1,681
Safety Products	380		511		1,170		1,427
Corporate and Other	—		1		—		3
Total Net Revenue	$4,240		$5,215		$12,816		$14,915

OPERATING INCOME / (LOSS) AND MARGIN
ADT Worldwide	$233	13.5%	$237	12.3%	$7	0.1%	$703	12.2%
Flow Control	122	12.8%	152	13.4%	392	13.8%	466	14.4%
Fire Protection Services	67	7.8%	99	10.0%	3	0.1%	254	9.0%
Electrical and Metal Products	(17)	-5.3%	141	21.6%	(952)	-89.3%	254	15.1%
Safety Products	34	8.9%	79	15.5%	(835)	-71.4%	219	15.3%
Corporate and Other	(100)	N/M	(131)	N/M	(417)	N/M	(384)	N/M
Operating Income / (Loss) and Margin	$339	8.0%	$577	11.1%	$(1,802)	-14.1%	$1,512	10.1%

TYCO INTERNATIONAL LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 26, 2009	September 26, 2008
Current Assets:
Cash and cash equivalents	$1,779	$1,519
Accounts receivable, net	2,638	3,024
Inventories	1,590	1,879
Other current assets	1,756	1,805
Assets of discontinued operations	27	126
Total current assets	7,790	8,353

Property, plant and equipment, net	3,429	3,519
Goodwill	8,621	11,619
Intangible assets, net	2,566	2,693
Other assets	2,857	2,620
Total Assets	$25,263	$28,804

Current Liabilities:
Short-term debt and current maturities of long-term debt	$19	$555
Accounts payable	1,180	1,632
Accrued and other current liabilities	2,831	2,766
Deferred revenue	621	608
Liabilities of discontinued operations	—	82
Total current liabilities	4,651	5,643

Long-term debt	4,226	3,709
Other liabilities	3,778	3,944
Total Liabilities	12,655	13,296

Minority interest	13	14

Shareholders’ equity	12,595	15,494

Total Liabilities and Shareholders’ Equity	$25,263	$28,804

NOTE: These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 26, 2008 and Quarterly Report on Form 10-Q for the quarter ended March 27, 2009.

TYCO INTERNATIONAL LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Quarter Ended		Nine Months Ended
	June 26, 2009	June 27, 2008	June 26, 2009	June 27, 2008
Cash Flows from Operating Activities:
Net income (loss)	$287	$476	$(2,003)	$1,119
Income from discontinued operations	(44)	(277)	(37)	(288)

Income (loss) from continuing operations	243	199	(2,040)	831
Adjustments to reconcile net cash provided by operating activities:
Goodwill and intangible asset impairments	—	—	2,705	—
Depreciation and amortization	280	288	839	854
Non-cash compensation expense	24	21	76	78
Deferred income taxes	(19)	(10)	(201)	(115)
Provision for losses on accounts receivable and inventory	45	38	114	99
Loss (Gain) on extinguishment of debt	—	258	(2)	258
Other non-cash items	24	33	62	76
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	22	(135)	184	(243)
Inventories	160	(24)	181	(173)
Prepaid expenses and other current assets	112	33	(175)	9
Accounts payable	(24)	71	(400)	(135)
Accrued and other liabilities	(202)	(33)	(12)	(357)
Income taxes, net	(25)	(32)	(3)	(8)
Class action settlement liability	—	—	—	(3,020)
Other	22	5	116	(62)
Net cash provided by (used in) operating activities	662	712	1,444	(1,908)
Net cash provided by (used in) discontinued operating activities	5	(29)	(8)	(25)

Cash Flows from Investing Activities:
Capital expenditures	(169)	(190)	(500)	(545)
Proceeds from disposal of assets	2	4	6	14
Acquisition of businesses, net of cash acquired	—	(65)	(47)	(92)
Accounts purchased from ADT dealer program	(130)	(82)	(361)	(269)
Class action settlement escrow	—	—	—	2,960
Other	38	25	40	15
Net cash (used in) provided by investing activities	(259)	(308)	(862)	2,083
Net cash provided by discontinued investing activities	9	466	41	479

Cash Flows from Financing Activities:
Net repayments of debt	3	(240)	(17)	(200)
Proceeds from exercise of share options	—	19	1	40
Dividends paid	(98)	(73)	(287)	(221)
Repurchase of common shares by subsidiary	—	(279)	(3)	(756)
Transfers from discontinued operations	14	439	33	458
Other	6	2	1	(68)
Net cash used in financing activities	(75)	(132)	(272)	(747)
Net cash used in discontinued financing activities	(14)	(437)	(33)	(454)

Effect of currency translation on cash	32	(4)	(50)	20
Net increase (decrease) in cash and cash equivalents	360	268	260	(552)
Cash and cash equivalents at beginning of period	1,419	1,074	1,519	1,894

Cash and cash equivalents at end of period	$1,779	$1,342	$1,779	$1,342

Reconciliation to “Free Cash Flow”:
Net cash provided by (used in) operating activities	$662	$712	$1,444	$(1,908)
Sale of accounts receivable	3	2	13	12
Capital expenditures	(167)	(186)	(494)	(531)
Accounts purchased from ADT dealer program	(130)	(82)	(361)	(269)
Purchase accounting and holdback liabilities	(1)	—	(2)	(2)
Voluntary pension contributions	—	—	6	1
Free Cash Flow	$367	$446	$606	$(2,697)

NOTE: Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

ORGANIC REVENUE RECONCILIATION

(in millions)

(Unaudited)

	Quarter Ended June 26, 2009										Net Revenue for the
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue		Quarter Ended June 27, 2008
ADT Worldwide	$1,730	-10.2%	$(149)	-7.7%	$48	2.5%	$—	0.0%	$(96)	-5.0%	$1,927
Flow Control	954	-15.7%	(132)	-11.7%	(3)	0.0%	9	0.8%	(52)	-4.6%	1,132
Fire Protection Services	856	-13.7%	(80)	-8.1%	—	0.0%	(6)	-0.6%	(50)	-5.0%	992
Electrical and Metal Products	320	-50.9%	(13)	-2.0%	(11)	-1.7%	(3)	-0.5%	(305)	-46.8%	652
Safety Products	380	-25.6%	(33)	-6.5%	(2)	-0.3%	3	0.6%	(99)	-19.4%	511
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	—	0.0%	(1)	-100.0%	1
Total Net Revenue	$4,240	-18.7%	$(407)	-7.8%	$32	0.6%	$3	0.1%	$(603)	-11.6%	$5,215

	Nine Months Ended June 26, 2009										Net Revenue for the
	Net Revenue		Foreign Currency		Acquisition / Divestiture		Other		Organic Revenue		Nine Months Ended June 27, 2008
ADT Worldwide	$5,216	-9.3%	$(510)	-8.9%	$155	2.7%	$—	0.0%	$(179)	-3.1%	$5,750
Flow Control	2,840	-12.1%	(406)	-12.6%	(1)	0.0%	21	0.7%	(4)	-0.1%	3,230
Fire Protection Services	2,524	-10.6%	(257)	-9.1%	—	0.0%	(13)	-0.5%	(30)	-1.1%	2,824
Electrical and Metal Products	1,066	-36.6%	(44)	-2.6%	(19)	-1.2%	(9)	-0.5%	(543)	-32.3%	1,681
Safety Products	1,170	-18.0%	(107)	-7.5%	(7)	-0.5%	9	0.6%	(152)	-10.7%	1,427
Corporate and Other	—	-100.0%	—	0.0%	—	0.0%	—	0.0%	(3)	-100.0%	3
Total Net Revenue	$12,816	-14.1%	$(1,324)	-8.9%	$128	0.9%	$8	0.1%	$(911)	-6.1%	$14,915

NOTE: Organic revenue is a non-GAAP measure. See description of non-GAAP measures contained in this release.

Tyco International Ltd.

Earnings Per Share Summary

(Unaudited)

	Quarter Ended			Year to Date	Quarter Ended				Year Ended
	Dec. 26, 2008	March 27, 2009	June 26, 2009	June 26, 2009	Dec. 28, 2007	March 28, 2008	June 27, 2008	Sept. 26, 2008	Sept. 26, 2008

Diluted EPS from Continuing Operations (GAAP)	$0.57	$(5.40)	$0.51	$(4.31)	$0.72	$0.56	$0.41	$0.55	$2.25

Restructuring and asset impairment charges, net		0.13	0.04	0.18	0.02	0.06	0.06	0.19	0.33

Restructuring charges in cost of sales and SG&A	0.01	0.02	0.01	0.04	0.01	0.01	0.01	0.02	0.04

Other additional charges resulting from restructuring actions		0.01	0.01	0.02	—	—	—	—	—

Losses on divestitures			0.01	0.01			—		—

Intangible impairments	—	0.09		0.08	—	—	—	—	—

Goodwill impairments		5.47		5.47				0.02	0.02

Tax items	0.01		—	0.02	0.04	0.00			0.04

Class action settlement, net			—				(0.01)	(0.01)	(0.02)

Legacy legal items	0.02	0.23	—	0.24		0.04	0.02		0.06

Reserve adjustment			—			(0.01)			(0.02)

Separation costs			—		(0.08)	0.01	0.39	0.04	0.36

Total Before Special Items	$0.61	$0.55	$0.58	$1.75	$0.71	$0.67	$0.88	$0.81	$3.06

Tyco International Ltd.

For the Quarter Ended June 26, 2009

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue

Revenue (GAAP)	$1,730	$954	$856	$320	$380	—	$4,240

	Operating Income											Income	Diluted EPS
			Fire	Electrical				Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Income,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations
As Reported (GAAP)	$233	$122	$67	$(17)	$34	$(100)	$339	$(65)	$1	$(31)	$(1)	$243	$0.51

Restructuring and asset impairment charges, net	11	5	3	4	4	2	29			(8)		21	0.04

Restructuring charges in cost of sales and SG&A	1			2	2		5			(2)		3	0.01

Other additional charges resulting from restructuring actions		4		1	5		10			(3)		7	0.01

Losses on divestitures				3			3			1		4	0.01

Intangible impairments

Goodwill impairments

Tax items

Class action settlement, net

Legacy legal items

Reserve Adjustment

Separation costs

Total Before Special Items	$245	$131	$70	$(7)	$45	$(98)	$386	$(65)	$1	$(43)	$(1)	$278	$0.58

								Diluted Shares Outstanding					473
								Diluted Shares Outstanding - Before Special Items					475

Tyco International Ltd.

For the Quarter Ended June 27, 2008

(in millions, except per share data)

(Unaudited)

	ADT	Flow	Fire Protection	Electrical &	Safety	Corporate
	Worldwide	Control	Services	Metal Products	Products	and Other	Revenue
Previously Reported Revenue (GAAP)	$2,000	$1,132	$919	$652	$511	$1	$5,215

Segment Realignment	(73)		73

Recasted Revenue (GAAP)	$1,927	$1,132	$992	$652	$511	$1	$5,215

	Operating Income											Income	Diluted EPS
			Fire	Electrical			Total	Interest				from	from
	ADT	Flow	Protection	& Metal	Safety	Corporate	Operating	Expense,	Other	Income	Minority	Continuing	Continuing
	Worldwide	Control	Services	Products	Products	and Other	Income	net	Expense, net	Taxes	Interest	Operations	Operations

As Previously Reported (GAAP)	$239	$152	$97	$141	$79	$(131)	$577	$(75)	$(257)	$(45)	$(1)	$199	$0.41

Segment Realignment	(2)		2

As Reported (GAAP)	$237	$152	$99	$141	$79	$(131)	$577	$(75)	$(257)	$(45)	$(1)	$199	$0.41

Restructuring and asset impairment charges, net	30	1	2	3	9	1	46			(16)		30	0.06

Restructuring charges in cost of sales and SG&A		2	(1)	2	3		6			(1)		5	0.01

Other additional charges resulting from restructuring actions

Losses on divestitures						1	1					1	0.00

Intangible impairments

Goodwill impairment

Tax items

Class action settlement, net						(7)	(7)					(7)	(0.01)

Legacy legal items						9	9					9	0.02

Reserve adjustment

Separation costs								17	258	(83)		192	0.39

Total Before Special Items	$267	$155	$100	$146	$91	$(127)	$632	$(58)	$1	$(145)	$(1)	$429	$0.88

								Diluted Shares Outstanding					486
								Diluted Shares Outstanding - Before Special Items					486